Exhibit 10.39

January 2, 2015

Catherine M. Vaczy, Esq.
140 East 28th Street
#11C
New York, NY 10106
Dear Catherine:
This letter serves as an amendment (the “Amendment”) to your employment agreement dated as of January 26, 2007 (the “2007 Agreement”), as thereafter amended by amendments on January 9, 2008, August 29, 2008, reinstated and extended on July 8, 2009, extended on July 7, 2010, extended on January 6, 2012, extended on November 12, 2012, extended on July 12, 2013, amended on March 11, 2014 and amended on August 4, 2014 and further extended on October 27, 2014 (the 2007 Agreement as so amended and extended, the “Original Agreement”) with respect to your service to the Company as its General Counsel. This Extension shall become effective (the “Effective Date”) as of January 1, 2015 and shall modify the Original Agreement with respect to those different and additional terms as set forth below.

1.	Your Base Salary shall be a minimum of $310,800, reviewed annually.
NeoStem, Inc.
By:/s/ Robin L. Smith
Name:Robin L. Smith
Title: CEO
ACKNOWLEDGED AND AGREED:
/s/ Catherine M. Vaczy
Catherine M. Vaczy